News Release

Firsthand Technology Value Fund Provides Start-Up
Funding to Revasum for Acquisition of Strasbaugh’s
CMP and Grinding Technology Assets

San Jose, CA, November 15, 2016 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, announced today that it has participated in the initial funding of Revasum, a new entrant in the semiconductor equipment industry. Proceeds of Revasum’s initial round of funding have been used to acquire the CMP and grinding technology assets of Strasbaugh.

Revasum intends to focus on developing CMP and grinding technology for the semiconductor device market at 200mm (wafer size) and below.  Revasum has seen the market for 200mm equipment experience a dramatic resurgence recently, driven largely by rapid growth in the Internet of Things (“IoT”), power conversion, RF communications, MEMS (micro-electrical-mechanical systems), and LEDs (light emitting diodes).

“We see the increased activity in these markets, which are currently served by legacy products, and recognize the unique requirements of the customers in these sectors, as well as the need for new product development that is targeted for these markets,” said Jerry Cutini, Revasum’s Chief Executive Officer.

“Semiconductor equipment and materials technologies lie at the core of the global electronics industry,” noted Kevin Landis, the Fund’s CEO. “We believe Revasum is in the right place at the right time and are pleased to support the company’s growth plans.”

News Release

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

About Revasum
Revasum (pronounced re vôsəm) (“re” is for removal and “vasum” is Latin for equipment) is a new company headquartered in San Luis Obispo, California, providing premiere CMP and grinding technology to critical growth markets such as power, RF communications, LED, MEMS, solar, and other mobile applications.  Our mission is built on a design philosophy of investing in new product development that is specifically targeted at these global markets, with the purpose of meeting the unique needs of the device makers in this high-tech space.  Revasum offers new and certified refurbished systems for sale worldwide.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.  An investment in the Fund involves substantial risks, some of which are highlighted below.  Investment results for any individual portfolio holding should not be considered indicative of performance for the Fund as a whole. Please see the Fund’s public filings for more information about fees, expenses and risk.  Past investment results do not provide any assurances about future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

News Release

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com